Exhibit 99.1

Sept. 2, 2008

FOR IMMEDIATE RELEASE

Contacts:
Tamera Gjesdal	Bob Denham
Sr. Vice President	Sr. Vice President
Investor Relations	Corporate Communications
(336) 733-3058	(336) 733-1475

BB&T Corporation COO to speak Sept. 9 at Lehman Brothers Global Financial Services Conference

     WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today said that Chief Operating Officer Kelly King will present at the Lehman Brothers Global Financial Services Conference in New York City on Tuesday, Sept. 9 at 10:30 a.m. EDT.

     The presentation will focus on BB&T’s financial performance and corporate strategy.

     A live audio webcast will be available on BB&T’s Web site at BBT.com/investor. Presentation slides have been posted on the site. A replay of the presentation will be available at BBT.com following the live event and remain on the site for 30 days.

     Winston-Salem-based BB&T Corporation and its subsidiaries offer full-service commercial and retail banking and additional financial services such as insurance, investments, retail brokerage, mortgage, corporate finance, consumer finance, payment services, international banking, leasing and trust.

     BB&T operates approximately 1,500 financial centers in the Carolinas, Virginia, Maryland, West Virginia, Tennessee, Kentucky, Georgia, Florida, Alabama, Indiana and Washington, D.C.

     With $136.5 billion in assets, BB&T Corporation is the nation’s 14th largest financial holding company. More information about the company is available at www.BBT.com.

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